Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Form S-8 to the Registration Statement (Form S-8 No. 333-168667) and to the incorporation by reference in Post-Effective Amendment No. 1 to Form S-8 to the Registration Statements (Form S-8 Nos. 333-190400, 333-207971, 333-213109, 333-219785, 333-226834, 333-232981, 333-266680, 333-269611) pertaining to the 2010 Equity Incentive Plan and the 2023 Inducement Plan of Acadia Pharmaceuticals Inc., both replaced by the Acadia Pharmaceuticals Inc. 2024 Equity Incentive Plan, of our reports dated February 27, 2024, with respect to the consolidated financial statements and schedule of Acadia Pharmaceuticals Inc. and the effectiveness of internal control over financial reporting of Acadia Pharmaceuticals Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

May 29, 2024